      As filed with the Securities and Exchange Commission on April 25, 2000

                                                          Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             USINTERNETWORKING, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                              52-2078325
(State or other jurisdiction                                       (IRS Employer
of incorporation or organization)                         Identification Number)

ONE USI PLAZA
ANNAPOLIS, MARYLAND                                                   21401-7478
(Address of Principal Executive Offices)                              (Zip Code)

       USINTERNETWORKING, INC. AMENDED AND RESTATED 1998 STOCK OPTION PLAN

                           MR. WILLIAM T. PRICE, ESQ.
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                             USINTERNETWORKING, INC.
                                  ONE USI PLAZA
                         ANNAPOLIS, MARYLAND 21401-7478
                     (Name and address of agent for service)
                                 (410) 897-4400
          (Telephone number, including area code, of agent for service)

                            -------------------------

                                    Copy to:

                              JAMES F. ROGERS, ESQ.
                                LATHAM & WATKINS
                    1001 PENNSYLVANIA AVENUE, N.W. SUITE 1300
                           WASHINGTON, D.C. 20004-2505

                            -------------------------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
        Title of Each                                      Proposed Maximum       Proposed Maximum     Amount of
     Class of Securities           Amount to be             Offering Price       Aggregate Offering    Registration
      to be Registered              Registered              Per Share (1)             Price (1)        Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share(1)              9,000,000 shares       $ 20.31                 $ 182,790,000          $ 48,256.56
=====================================================================================================================


         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low prices as reported on the Nasdaq National Market as of April 24, 2000.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            1. The contents of the Registration Statements on Form S-8 relating to the Amended and Restated Stock Option Plan of USinternetworking, Inc, (the "Company") previously filed with the Securities and Exchange Commission on April 19, 1999 (File No. 333- 76561) and March 6, 2000 (File No. 333- 31802) are
incorporated as of its date in this Registration Statement on Form S-8 (the "Registration Statement") by reference.

            All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.     EXHIBITS.

            The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

             Exhibit No.         Description of Exhibit
             -----------         ----------------------
                    *5.1         Opinion of Latham & Watkins with respect to the validity of shares being offered.

                   *23.1         Consent of Bassan & Associates S.C.

                   *23.2         Consent of Ernst & Young LLP regarding IIT financial statements

                   *23.3         Consent of Ernst & Young LLP regarding USi financial statements

                   *23.4         Consent of Latham & Watkins (included in Exhibit 5.1)

                   *24.1         Power of Attorney (included on signature page)


--------------------
*           Filed herewith.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on April 24, 2000.

                                     USINTERNETWORKING, INC.

                                     By: /s/ Christopher R. McCleary
                                        ----------------------------
                                            Christopher R. McCleary
                                           Chairman of the Board and
                                            Chief Executive Officer

                               POWERS OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Christopher R. McCleary, Harold C. Teubner, Jr. and William T. Price, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              Signatures                                                   Title                                      Date
     /s/ Christopher R. McCleary                      Chairman of the Board and Chief Executive Officer
 -----------------------------------                  (Principal Executive Officer)                                 April 24, 2000
       Christopher R. McCleary

        /s/ Stephen E. McManus                        President--E-Commerce Business Unit and Director              April 24, 2000
 -----------------------------------
          Stephen E. McManus


      /s/ Harold C. Teubner, Jr.                      Executive Vice President and Chief Financial                  April 24, 2000
 -----------------------------------                  Officer (Principal Financial and Accounting
        Harold C. Teubner, Jr.                        Officer)

         /s/ R. Dean Meiszer                          Director                                                      April 24, 2000
 -----------------------------------
           R. Dean Meiszer

        /s/ Benjamin Diesbach                         Director                                                      April 24, 2000
 -----------------------------------
          Benjamin Diesbach

         /s/ Ray A. Rothrock                          Director                                                      April 24, 2000
 -----------------------------------
           Ray A. Rothrock

          /s/ Frank A. Adams                          Director                                                      April 24, 2000
 -----------------------------------
            Frank A. Adams

       /s/ William F. Earthman                        Director                                                      April 24, 2000
 -----------------------------------
         William F. Earthman

          /s/ John H. Wyant                           Director                                                      April 24, 2000
 -----------------------------------
            John H. Wyant

          /s/ Joseph R. Zell                          Director                                                      April 24, 2000
 -----------------------------------
            Joseph R. Zell

        /s/ Michael C. Brooks                         Director                                                      April 24, 2000
 -----------------------------------
          Michael C. Brooks

         /s/ David J. Poulin                          Director                                                      April 24, 2000
 -----------------------------------
           David J. Poulin

         /s/ Cathy M. Brienza                         Director                                                      April 24, 2000
 -----------------------------------
           Cathy M. Brienza












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